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                                                                    EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Citizens, Inc.:


We consent to incorporation by reference in the registration statement on Form S-3 of Citizens, Inc. of our report dated March 8, 1996, relating to the consolidated balance sheets of Citizens, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedules, which report appears in the December 31, 1995 annual report on Form 10-K/A, Amendment No. 1 of Citizens, Inc. Our report refers to the adoption by the Company of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."



                                      /s/  KPMG PEAT MARWICK LLP
                                      KPMG PEAT MARWICK LLP

Dallas, Texas
February 3, 1997